Exhibit 99.1
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IMPROVENET AND ETECHLOGIX CANCEL MERGER PLANS

REDWOOD CITY, Calif.--(BUSINESS WIRE)--June 24, 2002--ImproveNet, Inc., (OTCBB:IMPV - News), a national home improvement service company, announced that its proposed merger with eTechLogix, Inc., a privately held developer and marketer of enterprise commerce management software applications, has been cancelled. ImproveNet's Board of Directors is meeting today to discuss several strategic alternatives. Further information about ImproveNet's future direction is expected to be announced in the near future.

About ImproveNet

ImproveNet Inc., provides residential remodeling solutions for homeowners, professionals and suppliers. ImproveNet's "Find-A-Contractor" service matches homeowners' remodeling needs with local, available pre-screened contractors. Premiere Services include ImproveNet Contracting remodeling, as well as Installed Sales support for retailers. Marketing Services include Smart Leads(TM) direct marketing and online advertising. ImproveNet's website provides more than 60,000 pages of remodeling advice, design ideas, product information, and budgeting tools. For more information, visit www.ImproveNet.com, www.ImproveNetContracting.com or call 800-437-0473.

Forward-Looking Statements

Certain statements contained herein, including without limitations, statements addressing the intentions, beliefs, objectives, estimates or expectations of the Company or future results or events constitute `forward-looking statements' within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known or unknown risks, including, but not limited to, the outcome of management's search for suitable strategic alternatives for the Company and management's ability to find such alternatives, general economic and business conditions, accumulation of losses and failure to achieve profitability, matters relating to multi-year commercial contracts, the Company's dependence on availability of qualified service providers, the acceptance and use of the Internet, the company's new and unproven business model, development of brand recognition, dependence on third-party relationships to attract visitors to the web site, receipt of win fees, and conditions in the home improvement industry including seasonality. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will actually occur. Users of forward-looking statements are encouraged to review the Company's Form 10K, dated April 6, 2001, and other federal securities law filings for a description of important factors that may affect the Company's businesses, results of operations and financial condition.

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Contact:
     Building Profits for ImproveNet
     Nora DePalma, 770/772-4726
     ndepalma@building-profits.com